Exhibit 10.6

Cougar Oil and Gas Canada, Inc.
STOCK OPTION PLAN

1.0	GENERAL PROVISIONS

1.1.	Purpose

The purpose of the Stock Option Plan (the “Plan”) of Cougar Oil and Gas Inc. (herein called the “Corporation”) is to advance the interests of the Corporation by:

1.1.1.	providing Eligible Persons with additional incentive;

1.1.2.	encouraging stock ownership by such Eligible Persons;

1.1.3.	increasing their proprietary interest in the success of the Corporation;

1.1.4.	encouraging them to remain with the Corporation or its Subsidiaries; and

1.1.5.	attracting new employees, officers and directors.

Options issued under this Plan will not be Incentive Stock Options under Internal Revenue Code Section 422.

1.2.	Administration

The Plan shall be administered by the board of directors of the Corporation (the “Board”).  Subject to the limitations of the Plan, the Board shall have the authority to:

1.2.1.	grant options (“Options”) to acquire shares of common stock of the Corporation (the “Common Shares”) to Eligible Persons;

1.2.2.	determine the terms, limitations, restrictions and conditions upon such grants;

1.2.3.	interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

1.2.4.
make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable. The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

No Option shall be granted under the Plan unless recommended and approved by the Board.

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1.3.	Interpretation

For the purposes of the Plan, the following terms shall have the following meanings:

1.3.1.	“Code” means the United States Internal Revenue Code of 1986, as amended;

1.3.2.	“Eligible Person” means a director, senior officer or employee of, or a consultant or any other person providing services to, the Corporation or of any Subsidiary pursuant to a written contract;

1.3.3.	“Exchange” means any stock exchange or exchanges on which the common shares of the Corporation are then listed and any other regulatory body having jurisdiction hereinafter;

1.3.4.	“Exercise Price” has the meaning ascribed thereto in Section 2.3;

1.3.5.
“Fair Market Value” means, subject to applicable Exchange requirements, the greater of the ten day weighted average calculation up to and including the last closing price for Common Shares on the OTC Bulletin Board or the relevant Exchange or if the Common Shares are not listed or admitted to trading on any exchange, as determined by any other appropriate method selected by the Board.

1.3.6.	“Insider” if used in relation to the Corporation, means:

1.3.6.1.	A director, executive or senior officer of the Corporation,

1.3.6.2.	A director, executive or senior officer of a company that is an Insider or subsidiary of the Corporation,

1.3.6.3.	A person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Corporation, or

1.3.6.4.	The Corporation itself if it holds any of its own securities.

1.3.7.	“Participant” means an Eligible Person to whom Options have been granted;

1.3.8.	“Subsidiary” means any company that is a subsidiary of the Corporation as defined in Section 424(f) of the Code;

1.3.9.	“Underlying Share” means a Common Share issuable upon the exercise of an Option; and

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1.3.10.	“Year” with respect to any Option granted under the Plan means the period of 12 months commencing on the date of the granting of such Option or on any anniversary thereof.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4.	Laws

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Alberta.

1.5.	Shares Reserved

All shares of the Corporation issued under the Plan shall be Common Shares in the capital stock of the Corporation.  Options may be granted in respect of authorized and unissued Common Shares.

The maximum number of Common Shares which may be reserved for issuance under the Plan shall be 10% of the issued and outstanding stock, which number is subject to adjustment in accordance with the provisions of the Plan.

The number of Underlying Shares subject to an option granted to any one Participant shall be determined by the Board, but no one Participant shall be granted an option which exceeds the maximum number permitted by the relevant Exchange.

The aggregate number of Common Shares with respect to which Options may be granted to any one person (together with their associates) under this Plan, together with all other incentive plans of the Corporation in any one year:

a)	shall not exceed 2% of the total number of Common Shares outstanding; and

b)
for investor relations employees or consultants, in aggregate with all other persons employed to provide investor relations activities, shall not exceed 2% of the total number of common shares outstanding.

Any Common Shares subject to an Option that for any reason expires without having been exercised shall again be available for grants under the Plan.  No fractional shares shall be issued, and the Board may determine the manner in which fractional share value shall be treated.

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1.6.	Adjustments

In the event of any change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, merger, arrangement, consolidation, combination or exchange of shares, or other corporate change, or in the event of any issue of rights pursuant to a shareholder rights plan or other similar plan, the Board shall make, subject to the prior approval of any relevant stock exchange, appropriate substitution or adjustment in:

a)	the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

b)
the number and kind of shares subject to unexercised Options theretofore granted and in the Exercise Price of such Options; provided, however, that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares.

In the event of the reorganization of the Corporation or the amalgamation, merger or consolidation of the Corporation with another corporation, or the payment of a special or extraordinary dividend, the Board may make such provision for the protection of the rights of Participants as the Board in its sole discretion deems appropriate.

1.7.	Non-Exclusivity

Nothing contained herein shall prevent the Corporation from adopting other or additional compensation arrangements, subject to any required approval.

1.8.	Amendment and Termination

The Board may at any time prior to expiry amend, suspend or terminate the Plan or any portion thereof.  No such amendments, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.  Any reduction in the exercise price of Options held by Insiders at the time of the proposed amendment requires disinterested shareholder approval.  In the event of termination of the Plan, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan termination shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

1.9.	Compliance with Legislation

The Board may postpone the exercise of any Option or the issue of any Underlying Shares pursuant to the Plan for such time as the Board in its discretion may deem necessary in order to permit the Corporation to effect or maintain registration of the Plan or the Common Shares issuable pursuant thereto under the securities laws of any applicable jurisdiction, or to determine that such shares and the Plan are exempt from such registration.  The Corporation shall not be obligated by any provision of the Plan or grant thereunder to sell or issue Common Shares in violation of the law of any government or exchange having jurisdiction therein.  In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with a stock exchange on which such Common Shares are listed for trading.

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1.10.	Transferability

All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein or to the extent, if any, permitted by the relevant Exchange.  During the lifetime of a Participant any benefits, rights and options may only be exercised by the Participant.

Subject to compliance with applicable requirements of the relevant Exchange, Participants may elect to hold options granted to them in an incorporated entity wholly owned by them and such entity shall be bound by the Plan in the same manner as if the options were held by the Participant.

1.11.	Acceleration of Exercisability of Options upon Occurrence of Certain Events

In connection with any merger, arrangement or consolidation which results in the holders of the outstanding voting securities of the Corporation (determined immediately prior to such merger or consolidation) owning, directly or indirectly, less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Corporation of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Corporation, each Option granted under the Plan to each director and officer of the Corporation; or at the discretion of the Board, any other Eligible Person, shall become exercisable in full or part, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after:

a)	the fifteenth day prior to the effective date of such merger, arrangement, consolidation, sale, transfer or acquisition or

b)	the date of commencement of such tender offer or exchange offer, as the case may be.

1.12.	Stock Exchange Rules

All options granted pursuant to this Plan shall be subject to rules and policies of the Exchange.

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2.0	OPTIONS

2.1.	Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of the Underlying Shares, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of the Underlying Shares may be forfeited.  An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.  At the date of grant of any option hereunder, the Eligible Person must be a bona fide director, officer, employee, consultant (or other person providing services) of the Corporation or its Subsidiaries.

2.2.	Rights of Optionee

No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Corporation in respect of any Underlying Shares until certificates representing such Underlying Shares shall have been issued and delivered.

2.3.	Exercise Price

The exercise price of the Underlying Shares (the “Exercise Price”) subject to each option shall be determined by the Board, subject to applicable Exchange approval, at the time any option is granted.  In no event shall such exercise price be lower than the Fair Market Value.

Once the exercise price has been determined by the Board, accepted by the Exchange and the option has been granted, the exercise price of an option may be reduced upon receipt of Board approval, provided that in the case of options held by insiders of the Corporation (as defined in the policies of the Exchange), the exercise price of an option may be reduced only if disinterested shareholder approval is obtained.

The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 1.6 hereof.

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3.0	EXERCISE OF OPTIONS

3.1	Exercise

The following shall apply to the exercise of all options:

a)	Options shall not be exercisable later than 5 years after the date of grant. In no circumstances shall the duration of an Option exceed the maximum term permitted by the Exchange.

b)
The Board may determine when any Option shall become exercisable and may determine that the Option can be exercisable in installments.  Options granted to consultants performing investor relations activities will contain vesting provisions such that vesting occurs over at least 12 months with no more than 3/4 of the options vesting in any 3 month period.

Except as otherwise determined by the Board:

a)
If a Participant ceases to be an Eligible Person as a result of termination for cause (as such term is defined at common law), no Option held by such Participant may be exercised following the date on which such Participant ceased to be an Eligible Person;

b)
If a Participant ceases to be an Eligible Person for any reason other than termination for cause or death, any vested Option held by such Participant may continue be exercised by the Participant to and until the earlier of the applicable expiration of the option period in respect of such Option and 90 days after the date on which such Participant ceases to be an Eligible Person.  In the case of a Participant engaged in investor relations activities, 90 shall be changed to 30 days.

c)
In the event of death, the heirs, administrators or legal representatives of a Participant may exercise the Participant’s Options within twelve months after the date of the Participant’s death to the extent such Options were by their terms exercisable prior to his death or within the period of twelve months following his death; but for greater certainty no Option shall be exercisable after its stated termination date. In the event that the heirs, administrators or legal representatives of a Participant who has died exercises the Participant’s Option in accordance with the terms of the Plan, the Corporation shall have no obligation to issue the Common Shares until evidence satisfactory to the Corporation has been provided by such heirs, administrators or legal representatives that such heirs, administrators or legal representatives are entitled to acquire the Common Shares under the Plan.

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Except as provided in paragraph (C) above, or as otherwise provided in the applicable Option Agreement, during the lifetime of a Participant, Options held by such Participant shall be exercisable only by him and no Option shall be transferable other than by will or the laws of descent and distribution.

Each Option shall be confirmed by an agreement executed by the Corporation and by the Participant.  In the case of employees or consultants of the Corporation or Subsidiary, the option agreements to which they are party must contain a representation of the Corporation that such employee or consultant, as the case may be, is a bona fide employee or consultant of the Corporation or its Subsidiaries.

If, as and when any Common Shares have been duly issued upon the exercise of an Option and in accordance with the terms of such Option and the Plan, such Underlying Shares shall be conclusively deemed allotted as fully paid and non-assessable shares of the Corporation.

Subject to any vesting restrictions imposed by the Board, options may be exercised in whole or in part at any time and from time to time during the option period.  Options may not be exercised for fewer than 1,000 Common Shares at any one time, unless the Participant holds Options for less than 1,000 Underlying Shares.

3.2	Notice of Exercise

The exercise of any option will be contingent upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Underlying Shares with respect to which the option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such Underlying Shares with respect to which the option is exercised.  No Participant or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any common shares of the Corporation unless and until the certificates for Underlying Shares issuable pursuant to options under the Plan are issued to him or them under the terms of the Plan.

3.3	Proceeds from Sale of Shares

The proceeds from the sale of Shares issued upon the exercise of options shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Board may determine.

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4.0	APPROVAL

4.1.	Necessary Approvals

The ability of a Participant to exercise options and the obligation of the Corporation to issue and deliver Underlying Shares in accordance with the Plan is subject to any approvals which may be required from shareholders of the Corporation and any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation.  If any Underlying Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Underlying Shares shall terminate and any option exercise price paid to the Corporation will be returned to the Participant.

5.0	MISCELLANEOUS

5.1.	Withholding

It shall be a condition to the obligation of the Corporation to issue Common Shares upon exercise of an Option that the Participant (or any beneficiary, transferee or person entitled to act under paragraph 3.1(E) hereof) pay to the Corporation, upon its demand, such amount as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Corporation may refuse to issue such Common Shares.

5.2.	Issuance of Certificates; Legends

Common Shares duly acquired under the terms of an Option shall be registered in the name of the Participant and a share certificate representing the number of such Common Shares shall be issued in the name of the Participant, his or her legal representatives or as he, she or they may direct.  The Corporation may endorse such legend or legends upon the certificates for Common Shares issued upon the exercise of an Option granted hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

5.3.	Correction of Defects, Omissions and Inconsistencies

The Board may correct any defect, supply any omission, or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect, subject to applicable regulatory approval if any.

5.4.	Other Actions

Nothing contained in this Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including but not by way of limitation, the right of the Corporation to grant Options for proper corporate purposes other than under the Plan with respect to any other person, firm, corporation or association.

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